Exhibit 1.

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
WEB2 CORP.
The undersigned, being the entire board of directors of Web2 Corp. (the "Corporation"), a Delaware corporation, acting without a meeting pursuant to action pursuant to Section 141 of the General Corporation Law of the State of Delaware, hereby consent in writing to the adoption of the following resolutions:

NOW, THEREFORE, BE IT

RESOLVED, that it is deemed to be in the best interests of the Corporation that the Certificate of Incorporation of the Corporation (the “Certificate”) be amended (the “Amendment”) to effect that (1) the name of the Corporation be changed to Full Motion Beverage, Inc.; (2) the number of shares of capital stock that the Corporation is authorized to issue be increased to 250,000,000, of which 240,000,000 shares shall be common stock, par value $0.001 per share, and 10,000,000 shares shall be preferred stock, par value $0.001 per share; and (3) each share of common stock of the Corporation issued and outstanding, and all shares held as treasury shares of the Corporation, as of the date hereof be changed into 1/300th of a fully paid and nonassessable share of common stock (the “Reverse Stock Split”); and be it further

RESOLVED, that the shareholders of the Corporation be asked to approve an amendment to the Certificate to effectuate the Amendment; and be it further

RESOLVED, that the proper officers of the Corporation be, and each of such officers hereby is, authorized and directed, in the name and on behalf of the board of directors of the Corporation, to seek the approval of the shareholders of the Corporation of the Amendment; and, upon such shareholder approval, the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to cause to be filed with the Secretary of State of the State of Delaware, a Certificate of Amendment of the Certificate of Incorporation of the Corporation (the “Amendment Certificate”) noting the amendments to the Certificate contemplated by the Amendment, to the effect that, upon the filing of the Amendment Certificate with the Secretary of State of the State of Delaware, Articles 1 and 4 of the Certificate, as so amended, shall read, until otherwise amended in accordance with the provisions of the General Corporation Law of the State of Delaware, substantially as set forth below:

“ARTICLE 1
The name of the Corporation is Full Motion Beverage, Inc.”

“ARTICLE 4
(a) The total number of shares of stock of all classes which the Corporation has authority to issue is 250,000,000 shares, of which 240,000,000 shares shall be common stock, with a par value of $0.001 per share (the “Common Stock”), and 10,000,000 shares shall be preferred stock, with a par value of $0.001 per share (the “Preferred Stock”). The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:
(i) PREFERRED STOCK: Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is hereby vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of the State of Delaware (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series, all to the maximum extent permitted by the General Corporation Law of the State of Delaware as in effect on the date hereof or as hereafter amended. The vested authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:
(A) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 10,000,000);
(B) the annual dividend rate, if any, on shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;
(C) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(D) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or purchase fund and, if so, the terms of such obligation;
(E) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, any stock of any series of the same class or any other class or classes or any evidence of indebtedness and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(F) whether the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including, without limitation, whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;
(G) the rights of the shares of such series in the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;
(H) whether the shares of such series shall be entitled to the benefit of conditions and restrictions upon (1) the creation of indebtedness of the Corporation or any subsidiary, (2) the issuance of any additional stock (including additional shares of such series or of any other series) or (3) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and
(I) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan after the date hereof, relating to any such series. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

(ii) COMMON STOCK: Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article 4:
(A) dividends may be declared and paid or set apart for payment upon Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends and may be payable in cash, stock or otherwise;
(B) the holders of Common Stock shall have the exclusive right to vote for the election of directors (other than in the case of newly created directorships and vacancies, which shall be filled solely by the remaining directors as set forth in Article 6 hereof) and on all other matters requiring stockholder action, each share being entitled to one vote;
and
(C) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.
(iii) DENIAL OF PREEMPTIVE RIGHTS AND CUMULATIVE VOTING: No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend. No holder of any stock of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.
(b) Effective as of 5:00 p.m. on the date this document is filed by the Secretary of State of the State of Delaware, each share of common stock of the Corporation issued and outstanding, and all shares held as treasury shares of the Corporation, shall be automatically reclassified and continued, without action on the part of the holder thereof, as 1/300th of a share of Common Stock. The Corporation shall not issue fractional shares on account of such reverse split. Holders of the issued shares of Common Stock of the Corporation who would otherwise be entitled to a fraction of a share of Common Stock on account of the reverse split shall have such fractional shares rounded up to the nearest whole integer share of Common Stock.”

RESOLVED, that the board of directors recommends to the shareholders of the Corporation that the shareholders approve the Amendment; and be it further

RESOLVED, that the Amendment shall become effective immediately upon the filing of the Amendment Certificate with the Secretary of State of the State of Delaware.

Dated: As of November 10, 2008

By:	By:
L. Joshua Eikov, Director	Aaron Stein, Director